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                       SECURITIES AND EXCHANGE COMMISSION

                   -------------------------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                October 18, 2001


                             NORTEL NETWORKS LIMITED
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)





          CANADA                        000-30758             62-12-62580
----------------------------          ------------          -------------------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)



8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                L6T 5P6
-----------------------------------------------------              -----------
    (address of principal executive offices)                        (Zip code)



Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.     OTHER EVENTS

On October 18, 2001, Nortel Networks Corporation released its financial results for the third quarter of 2001. Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary.

Nortel Networks Corporation stated that revenues from continuing operations were US$3.69 billion for the third quarter of 2001 compared to US$6.73 billion in the same period in 2000. Pro forma net loss from continuing operations(a) for the third quarter of 2001, excluding incremental provisions and other charges, was US$854 million, or US$0.27 per common share. Including the incremental provisions and other charges, pro forma net loss from continuing operations(a) for the third quarter of 2001 was US$2.18 billion, or US$0.68 per common share, compared to pro forma net earnings of US$597 million, or US$0.19 per common share on a diluted basis, for the same period in 2000.

In the quarter, incremental charges included in the pro forma net loss from continuing operations(a) were comprised of: US$750 million (pre-tax) for excess and obsolete inventory, primarily related to Optical Inter-City; US$767 million (pre-tax) for increased provisions related to trade receivables and customer financing; and US$380 million (pre-tax) primarily related to charges associated with certain third party investments. Nortel Networks Corporation also recorded: a US$801 million (pre-tax) charge for restructuring associated with the completion of the workforce reductions and facilities closures announced in June 2001; and a US$223 million (pre-tax) charge primarily related to the approximately 50 percent reduction in manufacturing capacity of its Photonics Components business.

Including Acquisition Related Costs(a), stock option compensation from acquisitions and divestitures, and one-time gains and charges, Nortel Networks Corporation recorded a net loss from continuing operations in the third quarter of 2001 of US$3.47 billion or US$1.08 per common share.

The financial results of the Registrant are fully consolidated into Nortel Networks Corporation's results. The Registrant has preferred shares which are publicly traded in Canada. For the third quarter of 2001, the Registrant took a restructuring charge of US$793 million (pre-tax) associated with the completion of workforce reduction and the closure of certain facilities related to business streamlining; and recorded US$207 million (pre-tax) primarily related to the approximately 50 percent reduction in manufacturing capacity of the Photonics Components business. All such amounts are included in the consolidated Nortel Networks Corporation amounts described above.

The related press release is filed as Exhibit 99.1 and is incorporated by reference herein.


(a) Pro forma net earnings/loss from continuing operations is defined as reported net loss from continuing operations before "Acquisition Related Costs" (in-process research and development expense and the amortization of acquired technology and goodwill from all acquisitions subsequent to July
     1998), stock option compensation from acquisitions and divestitures, and one-time gains and charges.



ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c)  Exhibits.


     99.1  Press Release dated October 18, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NORTEL NETWORKS LIMITED


                                     By:   /s/ DEBORAH J. NOBLE
                                           -----------------------------------
                                           Deborah J. Noble
                                           Corporate Secretary



                                     By:   /s/ BLAIR F. MORRISON
                                           -----------------------------------
                                           Blair F. Morrison
                                           Assistant Secretary


Dated:  October 22, 2001


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